STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement") dated January 26, 2006, among Global General Technologies, Inc., a Nevada corporation ("GLGT"), Migdat Hodzic, ("Hodzic"), and AirSpeak, Inc., a California corporation ("AirSpeak").

                                R E C I T AL S :

         A. Hodzic owns 17,500,000 shares of the issued and outstanding shares of common stock of AirSpeak (the "Shares").

         B. The parties hereto have determined that it is for the benefit of each of them that GLGT acquire AirSpeak by purchasing from Hodzic all of Hodzic's shares of the capital stock of AirSpeak.

         C. The parties hereto have further determined that it is for the benefit of each of them that, after the Closing, AirSpeak employ Hodzic as further provided herein, and that Hodzic be granted a put option with respect to certain of his shares of GLGT as further provided in Article XI below.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below:

                  "Action" means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms "controlled" and "controlling" have correlative meanings.

                  "Business Day" means a day on which banks are open for business in the state of New York.

                  "Claims" means any and all claims, demands or causes of action, relating to or resulting from an Action.

                  "Closing" has the meaning given to such term in Section 3.1.

                  "Closing Date" has the meaning given to such term in Section 3.1.

                  "Consideration  Shares" has the meaning  given to such term in
Section 2.2.

                  "Contract" means any contract,  agreement,  indenture, deed of
trust,  license,  note,  bond,  mortgage,   lease,  guarantee  and  any  similar
understanding or arrangement, whether written or oral.

                  "Employment  Agreement"  has the meaning given to such term in
Section 2.3.

                  "Encumbrances" means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to Real Property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

                  "End Date" has the meaning given to such term in Section 3.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Authority" means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

                  "Indebtedness" of any Person means (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business.

                  "Laws"  means  all  federal,  state,  local or  foreign  laws,
constitutions,   statutes,  codes,  rules,  regulations,  ordinances,  executive orders, decrees or edicts by a Governmental Authority having the force of law.

                  "Liability", with respect to a Person, means any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

                  "Material Adverse Effect" means, with respect to a Person, any change, effect, event, occurrence or state of facts which would reasonably be expected to be materially adverse to the business, operations or financial condition of such Person, taken as a whole, or on the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (1) that is generally applicable in the economy affecting such Person, (2) that is generally applicable in the relevant securities markets, (3) generally affecting the industry in which such Person operates, (4) arising from or related to an act of international terrorism, or (5) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

                  "Person" means an individual or an entity, including, without limitation, a partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Authority.

                  "Required Consents" means, with respect to either AirSpeak or GLGT, as the case may be, (1) each consent or novation with respect to any Contract to which AirSpeak or GLGT, as the case may be, is a party or by which any of its assets are bound required to be obtained from the other parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid the invalidity of the transfer of such Contract, the termination or acceleration thereof, giving rise to any obligation to make a payment thereunder or to any increased, additional or guaranteed rights of any person thereunder, a breach or default thereunder or any other change or modification to the terms thereof, and
(2) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required from any third party or Governmental Authority by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  "Restrictive  Legend"  has the  meaning  given to such term in
Section 3.4.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Tax" means any taxes imposed by an Governmental Authority, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental (including taxes under section 59A of the Internal Revenue Code, as amended), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax  Returns"  means  all  returns,  declarations,   reports,
estimates, information returns and statements required to be filed in respect of Taxes.

              1.2  References  and Title.  All  references in this  Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                                   ARTICLE II
                                SALE AND PURCHASE

         2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing, Hodzic shall sell, assign, transfer, convey, and deliver to GLGT, and GLGT shall accept and purchase, the Shares and any and all rights in the Shares to which Hodzic is entitled, and by doing so Hodzic shall be deemed to have assigned all of his right, title and interest in and to the Shares to GLGT. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to GLGT.

         2.2 Consideration. As payment in full for all of the Shares, GLGT shall deliver to Hodzic the following at Closing:

                  (a) Fifty Thousand and 00/100 ($50,000.00) Dollars, subject to the cancellation of the escrow of $20,000, which would be returned to GLGT. Monies to be paid by certified check or wire transfer of immediately available funds;

                  (b) a promissory note in the form annexed hereto as Exhibit A, in the principal amount of One Hundred Eighty Thousand and 00/100 ($180,000.00) Dollars (the "Promissory Note"); and

                  (c) Seven Hundred Fifty Thousand (750,000) shares of the common stock of GLGT (the "Consideration Shares"); and

         2.3 Employment of Hodzic by AirSpeak. At the Closing, Hodzic, AirSpeak, and GLGT shall enter into an employment agreement (the "Employment Agreement") pursuant to which Hodzic shall be employed by AirSpeak after the Closing on the following general terms: Hodzic shall receive an annual salary of One Hundred Thirty Three and 00/100 ($133,000.00) Dollars. As additional compensation,
Hodzic shall receive a commission as follows: (a) for each One Million and 00/100 Dollars ($1,000,000.00) of personally initiated and direct-sales of gaming related revenue generated during the twenty four (24) month period after the Closing, GLGT shall issue to Hodzic One Hundred Thousand (100,000) shares of the common stock of GLGT, prorated commensurately; (b) Hodzic shall be paid an amount equal to 5.5% of all personally initiated and direct-sales of gaming related revenue generated at any time after the first day of the twenty fifth
(25th) month following the Closing; (c) Hodzic shall be paid an amount equal to 5.5% of all non-gaming revenue directly generated by Hodzic. The other terms of the Employment Agreement shall be negotiated in good faith by the parties after the execution of this Agreement; and (e) Hodzic shall be paid an amount equal to 5.5% of all personally initiated outside investment monies made into AirSpeak.

                                   ARTICLE III
                                     CLOSING

         3.1 Date and Location of the Closing. Unless this Agreement shall have been terminated pursuant to Article IX, the closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of GLGT's attorney, David Lubin & Associates PLLC, 92 Washington Avenue, Cedarhurst, NY 11516, on or as promptly as practicable following satisfaction or waiver of the conditions set forth in Sections 8.1 and 8.2, or at such other time and place as is mutually agreed in writing by the parties hereto, but in no event later than three (3) months after the date hereof (the "End Date"). The date of the Closing is referred to herein as the "Closing Date."

         3.2      Deliveries.  At the Closing,

                  (a) AirSpeak and Hodzic shall deliver to GLGT the following:

                           (i) stock  certificates  evidencing  all the  Shares,
duly endorsed in blank or
accompanied by stock powers duly executed in blank, signature medallion guaranteed, in proper form for transfer to GLGT, and any documentary evidence of the due recordation in AirSpeak's share register of GLGT's full and unrestricted title to all of the Shares;

                           (ii) the Employment Agreement, executed by Hodzic and
AirSpeak

                           (iii) such other  documents as may be required  under
applicable law or required by
GLGT, including without limitation, any Required Consents;

                           (iv)  a  legal  opinion   substantially   in  a  form
reasonably acceptable to GLGT's counsel;

                           (v) a good standing certificate from the Secretary of
State of the State of incorporation of AirSpeak, dated not less than two business days from the Closing Date; and

                           (vi)  and  various  certificates,   instruments,  and
documents referred to in Section 8.2
below.

                   (b) GLGT shall deliver to Hodzic:

                           (i) stock  certificates  evidencing the Consideration
Shares, to be delivered no later
than five (5) business days after the Closing Date;

                           (ii) the Employment Agreement, executed by GLGT;

                           (iii) such other  documents as may be required  under
applicable law or required by
GLGT, including without limitation, any Required Consents; and

                           (iv)  the  various  certificates,   instruments,  and
documents referred to in Section 8.1
below.

         3.3 Wholly-Owned Subsidiary. At and after the Closing, the share exchange contemplated hereby will have the effects set forth in this Agreement, and AirSpeak shall become a subsidiary of GLGT.

        3.4 Restrictive Legends. Certificates evidencing the shares to be issued by GLGT to Hodzic pursuant to this Agreement shall bear the following legend, including without limitation, any legend required by the laws of the jurisdiction in which Hodzic reside, and any legend required by any applicable law, including without limitation, any legend that will be useful to aid compliance with Regulation D or other regulations adopted by the SEC under the Securities Act (the "Restrictive Legends"):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT."

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF AIRSPEAK

         As an inducement to GLGT to enter into this Agreement and to consummate the transactions contemplated herein, AirSpeak and Hodzic represent and warrant, jointly and severally, as of the date of this Agreement and as of the Closing Date, to GLGT as follows:

                  4.1 Organization. AirSpeak is a corporation duly organized, validly existing, and in good standing under the laws of California. AirSpeak has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

                  4.2      Capital Structure.

                           (a) AirSpeak's  authorized  capital stock consists of
17,500,000 shares of common
stock, of which approximately 18,500,000 are issued and outstanding (detailed Schedule to be provided by AirSpeak's legal counsel). To the best of Hodzic's knowledge, as per the corporate books and per counsel, Chris Karic, Robinson & Wood, Esq., there are no shares of capital stock of AirSpeak issued or outstanding other than the foregoing shares. Hodzic owns at least ____ of the issued and outstanding shares of AirSpeak. Hodzic owns the Shares beneficially and of record, free and clear of any Encumbrances. Hodzic has the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the Shares to GLGT. Upon delivery to GLGT of the certificates representing the Shares at the Closing, GLGT will acquire good and valid title to such shares, free and clear of any Encumbrances.

                           (b) All of the  Shares are duly  authorized,  validly
issued, fully paid and
nonassessable, and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities (a) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of AirSpeak, (b) restricting the transfer of any shares of capital stock of AirSpeak, or (c) relating to the voting of any shares of capital stock of AirSpeak. There is no issued or outstanding Indebtedness of AirSpeak having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of AirSpeak may vote.

                           (c) The  offer and sale of the  Shares to Hodzic  was
done in compliance with all
applicable Laws.

                  4.3 Corporate Power and Authority. AirSpeak has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by AirSpeak and the consummation by it of the transactions contemplated hereby, and the execution, delivery and performance of the other agreements, documents and instruments to be executed and delivered in connection with this Agreement by AirSpeak and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of AirSpeak and no other corporate action or corporate proceeding on the part of AirSpeak is necessary to authorize the execution, delivery, and performance by AirSpeak of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AirSpeak and constitutes the legal, valid and binding obligation of AirSpeak, enforceable against it in accordance with its terms.

                  4.4 Conflicts; Consents and Approvals. Neither the execution and delivery by AirSpeak of this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will:

                           (a)  conflict  with,  or  result  in a breach  of any
provision of, the organizational
documents of AirSpeak;

                           (b) violate,  or conflict with, or result in a breach
of any provision of, or
constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of AirSpeak or the Shares under any of the terms, conditions or provisions of (1) the organizational documents of AirSpeak, (2) any Contract to which AirSpeak is a party or to which any of its properties or assets may be bound, or (3) any permit, registration, approval, license or other authorization or filing to which AirSpeak is subject or to which any of its properties or assets may be subject;

                           (c) require any Required Consent; or

                           (d) violate any order,  writ, or  injunction,  or any
decree, or Law applicable to
AirSpeak or any of its properties or assets.

                  4.5 No Material Adverse Effect. (a) AirSpeak has (1) maintained its books and records in accordance with past accounting practice, and (2) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of AirSpeak, to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom AirSpeak have business relations, (b) no Material Adverse Effect on AirSpeak has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a material adverse effect on the ability of Hodzic or AirSpeak to timely consummate the transactions contemplated hereby.

                   4.6 Contracts. Schedule 4.6 contains a complete list, as of the date hereof, of all Contracts to which AirSpeak is, or will be at Closing, a party or bound, or that otherwise relate to its business or assets. AirSpeak has made available to GLGT or its representatives correct and complete copies of all such Contracts with all amendments thereof. Each such Contract is, and will at Closing be, valid, binding, and enforceable against AirSpeak and the other parties thereto in accordance with its terms, and is, and will at Closing be, in full force and effect. AirSpeak is not in default under or in breach of or is, or as of the Closing will be, otherwise materially delinquent in performance under any such Contract, and no event has occurred, or will as of the Closing occur, that, with notice or lapse of time, or both, would constitute such a default. Each of the other parties thereto has performed in all material respects all of the obligations required to be performed by it under, and is not in material default under, any such Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. There are no disputes pending or threatened in writing with respect to any such Contracts. Neither AirSpeak nor any other party to any such Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and AirSpeak has not given notice or received notice to such effect. All of such Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby.

                  4.7 Liabilities. Except as set forth in Schedule 4.7, AirSpeak has no Liabilities.

                  4.8 Litigation. There is no Action pending or threatened against AirSpeak, or any executive officer or director thereof that (a) relates to AirSpeak, its assets, or its business, or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of AirSpeak to enter into this Agreement or to timely consummate any of the transactions contemplated hereby, and there is no reasonable basis for any such Action. There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against AirSpeak.

                  4.9 Taxes. AirSpeak has (a) duly and timely filed all Tax Returns relating to AirSpeak that it was required to file (taking into account any extensions of Taxes that are shown thereon as owing or that are otherwise due and payable by it, except as follows: 2004 Tax Returns are currently in the process of completion; 2005 Tax Returns are in process and will probably be completed in a timely manner. Filed Tax Returns are true, correct and complete in all material respects.

                  4.10 Compliance with Law. AirSpeak and each of the officers, directors, employees and agents of AirSpeak has complied in all respects with all Laws applicable to AirSpeak and its products and operations. AirSpeak has not received any notice from any Governmental Authority, nor has any reason to believe, that AirSpeak has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

                  4.11 Environmental Matters. AirSpeak is in compliance with, and has at all times complied with, all applicable environmental Laws, including, without limitation, Laws relating to pollution or protection of human health and safety or the environment (including ambient air, surface water, groundwater, land surface, natural resources or subsurface strata), and there are no facts, circumstances or conditions, including requirements of current environmental Laws that have been adopted but are not yet effective, for which reserves or accruals would be required under GAAP, as consistently applied.

                  4.12 Permits; Compliance. AirSpeak is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the "Permits"). Each Permit is valid and in full force and effect. AirSpeak is in compliance with the terms of all such Permits. There is no Action pending or threatened regarding any of the Permits and each such Permit is in full force and effect. AirSpeak is not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Permits.

                  4.13     Employment Matters.

                  (a) Schedule 4.13 contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of AirSpeak, including each employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan.
..
                  (b) AirSpeak has complied in all respects with all Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. AirSpeak is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  (c) AirSpeak has not been, and is not now, a party to any collective bargaining agreement or other labor contract.

                  (d) AirSpeak does not, and never has had, any employee benefit plans, including, without limiations, "employee benefit plans" as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974.

                  4.14 Assets. Schedule 4.14 lists all assets of AirSpeak. The assets set forth on Schedule 4.14 are sufficient for the conduct of the AirSpeak's business as it is currently being conducted by AirSpeak. Except as set forth on Schedule 4.14, AirSpeak has good and marketable title to all of its assets, free and clear of all Encumbrances.

                  4.15     Real Property.

                           (a)  Schedule  4.15 sets forth a list,  complete  and
accurate in all respects, of all
real property that is, as of the date hereof, and will be as of the Closing, owned, leased, or subleased to AirSpeak. AirSpeak has provided GLGT with true and correct copies of all leases for any leased real property (each, a "Real Property Lease").

                           (b) Each  Real  Property  Lease is and will be at the
Closing valid, binding and
enforceable against AirSpeak and, to the knowledge of AirSpeak, the other parties thereto in accordance with its terms, and is in full force and effect.

                           (c)  As of  the  Closing,  AirSpeak  will  not  be in
default under, in breach of or
otherwise delinquent in performance under any Real Property Lease and, no event has occurred, or as of the Closing will occur, which, with due notice or lapse of time, or both, would constitute such a default.

                           (d)  There  are  no  leases  or  subleases  to  which
AirSpeak will be a party or bound at
Closing, as lessor, and third parties, as lessees, with respect to any of the real property, except as disclosed in Schedule 4.15.

                           (e) There does not exist any  actual,  threatened  or
contemplated condemnation or
eminent domain proceedings that affect any Leased Real Property.

                           (f) The current use and  occupancy of the Leased Real
Property and the improvements
located thereon are not in violation of any material recorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Leased Real Property.

                  4.16   Intellectual Property.

                         (a) For the purposes of this  Agreement,  the following
terms have the following
definitions:

                                             (1)  "Intellectual  Property" means
any or all of the following and
all rights in, arising out of, or associated therewith: (i) all patents and applications therefor throughout the world, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

                                             (2)    "Registered     Intellectual
Property" means all: (i) registered
patents and applications for patent registration (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

                                             (3)     "AirSpeak      Intellectual
Property" shall mean any Intellectual
Property or Registered Intellectual Property that is owned by, or licensed to AirSpeak.

                      (b) No AirSpeak Intellectual Property or product or service of AirSpeak is subject to any Action or Claim, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by AirSpeak, or which may affect the validity, use or enforceability of such AirSpeak Intellectual Property.

                      (c) Schedule  4.16 is a complete and accurate  list of all the AirSpeak Intellectual Property
and specifies, where applicable, the jurisdictions in which each such item of the Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration have been filed, including the respective registration or application numbers. Each item of the AirSpeak Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such AirSpeak Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such AirSpeak Intellectual Property.

                      (d) AirSpeak owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each item of the AirSpeak Intellectual Property free and clear of any Encumbrances (excluding licenses and related restrictions).

                      (e) Schedule 4.16 lists all Contracts pursuant to which a Person has licensed or transferred any intellectual property to AirSpeak. All Contracts relating to AirSpeak's intellectual property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such Contracts. AirSpeak is in compliance with, and has not breached any term of such Contracts and, to the knowledge of AirSpeak, all other parties to such Contracts are in compliance with, and have not breached any term of, such Contracts. Following the Closing, GLGT will be permitted to exercise all the rights of AirSpeak under such Contracts to the same extent AirSpeak would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which AirSpeak would otherwise be required to pay.

                      (f) AirSpeak has not infringed or misappropriated any intellectual property of any third
Person or engaged in unfair competition or any unlawful trade practice. AirSpeak has not received notice from any third party that the operation of the business of AirSpeak, or any act, product or service of AirSpeak, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. No Person has infringed or misappropriated or is infringing or misappropriating any the AirSpeak Intellectual Property.

                  4.17 Brokers, Finders, etc. AirSpeak is not a party to any agreement with any finder or broker, or in any other way obligated to any finder or broker, for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

                  4.18 Financial Statements and Information. The financial statements and other financial information of AirSpeak that AirSpeak has made available to GLGT or its representatives is true and correct in all material respects, does not contain any untrue statement of a material fact, fairly reflects the financial condition of AirSpeak, and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.19 Accounts Receivables. Schedule 4.19 contains a complete and accurate list of all Accounts Receivable (hereafter defined) as of the Closing Date, which list sets forth the aging of each such Account Receivable. All Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed by AirSpeak in the ordinary course of business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible. Each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of AirSpeak, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of AirSpeak and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of AirSpeak, (b) all other accounts or notes receivable of AirSpeak and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

                  4.20 Full Disclosure. No representation or warranty of AirSpeak in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to AirSpeak that has specific application to AirSpeak and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of AirSpeak that has not been set forth in this Agreement.

                                    ARTICLE V
                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                                    OF HODZIC

         As an inducement to GLGT to enter into this Agreement and to consummate the transactions contemplated herein, Hodzic represents and warrants, as of the date of this Agreement and as of the Closing Date, to GLGT as follows:

         5.1 Authority. Hodzic has the right, power, authority and capacity to execute and deliver this Agreement to which he is or will become a party, to consummate the transactions contemplated hereby and to perform his respective obligations under this Agreement to which he is or will become a party. This Agreement has been duly authorized, executed and delivered by Hodzic and is enforceable against Hodzic in accordance with the terms hereof. Hodzic has all authorizations and consents necessary for the execution and delivery of this Agreement, and for the performance of his obligations hereunder. This Agreement constitutes the legal, valid and binding obligations of Hodzic, enforceable against him in accordance with the terms hereof.

         5.2 Ownership. Hodzic has (i) good and marketable title to the Shares, free and clear of all Encumbrances, and (ii) full legal right and power to sell, transfer and deliver such Shares to GLGT in accordance with this Agreement. The Shares are the only securities of AirSpeak held by Hodzic. Upon delivery of the Shares to be conveyed to GLGT in accordance with this Agreement, GLGT will receive good and marketable title to all the Hodzic Shares, free and clear of all Encumbrances, and Hodzic will have no further interest, direct or indirect, in AirSpeak.

           5.3 No Conflict. None of the execution, delivery or performance of this Agreement to which Hodzic is or will become a party, and the consummation of the transactions contemplated hereby by Hodzic conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any of its properties or assets pursuant to
(i) the terms of any Contract to which he is a party or by which he is bound or to which any of his properties is subject, which conflict, breach, violation or default would adversely affect the Stockholder's ability to perform its obligations hereunder; (ii) any statute, rule or regulation of any Governmental Authority having jurisdiction over him or any of his activities or properties; or (iv) the terms of any order of any arbitrator or any Governmental Authority having such jurisdiction.

           5.4 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any Governmental Authority or any other Person is required for the consummation by Hodzic of any of the transactions on his part contemplated under this Agreement.

           5.5 Investment. Hodzic is acquiring the Consideration Shares for investment, for Hodzic's own account and not with a view to distribution. Hodzic acknowledges that Consideration Shares will not be registered under the Securities Act and may be transferred only if the shares are eventually registered or if an applicable exemption exists for the transfer under securities Laws. Hodzic understands and acknowledges that the offering of Consideration Shares pursuant to this Agreement is made on the basis of an exemption from registration pursuant to Section 4(2) and/or Section 3(b) of the Securities Act and Regulation D thereunder and that GLGT's reliance upon such exemption is predicated upon Hodzic's representations as set forth in this Agreement. Hodzic acknowledges that due to this lack of registration, there may not be a market for the Consideration Shares.

           5.6 Experience. Hodzic represents that: (a) Hodzic has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his prospective investment in the Consideration Shares; and (b) Hodzic has received all the information he has requested from GLGT and considers necessary or appropriate for deciding whether to obtain the Consideration Shares.

           5.7 Agreements Regarding Company Shares. There are no voting trusts or other Contracts or understandings to which Hodzic is a party with respect to the transfer, Encumbrance, voting or registration of the Shares and there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of AirSpeak.

           5.8 Full Disclosure. No representation or warranty of Hodzic in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Hodzic that has specific application to the Hodzic Shares or AirSpeak and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the Shares or the assets, business, prospects, financial condition, or results of operations of AirSpeak that has not been set forth in this Agreement.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF GLGT

         As an inducement to Hodzic and AirSpeak to enter into this Agreement and to consummate the transactions contemplated herein, GLGT represents and warrants, as of the date of this Agreement and as of the Closing Date, to Hodzic and AirSpeak as follows:

                  6.1 Organization. GLGT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. GLGT has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

                  6.2 Corporate Power and Authority. GLGT has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by GLGT and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other corporate action or corporate proceeding on the part of GLGT is necessary to authorize the execution, delivery, and performance by GLGT of this Agreement and the consummation by GLGT of the transactions contemplated hereby. This Agreement has been duly executed and delivered by GLGT and constitutes the legal, valid and binding obligation of GLGT, enforceable against GLGT in accordance with its terms.

                  6.3 Conflicts; Consents and Approvals. Neither the execution and delivery by the GLGT of this Agreement and the other agreements, documents and instruments to be executed and delivered by any of them in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will:

                           (a)  conflict  with,  or  result  in a breach  of any
provision of, the organizational
documents of GLGT;

                           (b) violate,  or conflict with, or result in a breach
of any provision of, or
constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of GLGT or the shares to be issued to Hodzic hereunder under any of the terms, conditions or provisions of (1) the organizational documents of GLGT, (2) any Contract to which GLGT is a party or to which any of their respective properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (3) any permit, registration, approval, license or other authorization or filing to which GLGT is subject or to which any of its properties or assets may be subject;

                           (c) require  any  action,  consent or approval of any
non-governmental third party;

                           (d) violate any order,  writ, or  injunction,  or any
material decree, or material
Law applicable to GLGT or any of its, business, properties, or assets; or

                           (e) require any  action,  consent or approval  of, or
review by, or registration or
filing by GLGT with any Governmental Authority.

                  6.4 Consideration Shares. The Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to Hodzic of the certificates representing the Consideration Shares at the Closing, Hodzic will acquire good and valid title to such shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

                  6.5 SEC Documents. GLGT has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). GLGT has not received any communication from the SEC, NASD or other regulatory agency with respect to the SEC Documents.

                  6.6 No Material Adverse Effect. (a) GLGT has (1) maintained its books and records in accordance with past accounting practice, and (2) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of GLGT, to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom GLGT have business relations, (b) no Material Adverse Effect on GLGT has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a material adverse effect on the ability of GLGT to timely consummate the transactions contemplated hereby.

                  6.7 Full Disclosure. No representation or warranty of GLGT in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to GLGT that has specific application to GLGT and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of GLGT that has not been set forth in this Agreement.

                                   ARTICLE VII
                       ADDITIONAL AGREEMENTS AND COVENANTS

         7.1 Due Diligence. From the date hereof until the earlier of the Closing, the termination of this Agreement pursuant to the terms hereof, or sixty (60) days after the date hereof (the "Due Diligence Period"), AirSpeak and Hodzic shall permit representatives of GLGT to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit GLGT to make, or cause to be made, such investigations thereof as GLGT reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and AirSpeak and Hodzic shall reasonably cooperate with any such investigations. No investigation by GLGT or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a party pursuant to this Section 7.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such party's obligations under this Agreement.

         7.2 Confidentiality. Each of the parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of GLGT or AirSpeak, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur (a) such confidence shall be maintained by the parties and each party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any party, the other party shall promptly return to the request party any written materials remaining in its possession, which materials it has received from the requesting party or its representatives, together with any analyses or other written materials based upon the materials provided.

         7.3 Conduct of Business. From and after the date hereof until the Closing, except as otherwise expressly contemplated by this Agreement, each of AirSpeak and GLGT shall:

                  (a) use reasonable commercial efforts to preserve its business, operations, physical facilities, working conditions and its business relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom it has significant business relations;

                  (b) not knowingly take any action that would cause the representations and warranties contained herein to be untrue in any respect.

                  (c) not amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

                  (d) not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual or constructive distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any other securities;

                  (e) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

                  (f) not create or form any subsidiary;

                  (g) not (1)  incur  or  assume  any  Liability  in  excess  of
$10,000; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (3) make any loans, advances or capital contributions to or investments in any other Person; nor (4) pledge or otherwise Encumber shares of its capital stock;

                  (h) not acquire,  sell, lease, license,  transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000 in the aggregate or that are otherwise material to it other than sales of its products in the ordinary course of business;

                  (i) not (1) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein; (2) amend, modify, waive or terminate any right under any material contract in any material way; nor (3) authorize any new capital expenditure or expenditures that individually is in excess of $10,000 or in the aggregate are in excess of $20,000;

                  (j) not enter into any Contract; or

                  (k) not make any change with respect to the compensation or benefits of any officer, director or employee or former employee.

         7.4 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VIII, and to consummate the transactions contemplated hereby.

         7.5 Further Assurances. From time to time whether before, at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable Laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         7.6 No-Shop. From the date hereof until the earlier of the Closing Date or the date of the termination of this Agreement in accordance with the terms hereof, none of AirSpeak, Hodzic, or any of their officers, directors, employees, agents, representatives and Affiliates, shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any Persons relating to an Acquisition Proposal (as defined below). As used herein, "Acquisition Proposal" means any proposal or offer involving a liquidation, dissolution, re-capitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, AirSpeak or any other similar transaction or business combination involving the same. AirSpeak shall immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, exiting on the date hereof.

         7.7 Notification by the Parties. Each party hereto shall as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such party in this Agreement ceases to be accurate and complete in any material respect (except for any representation and warranty that is qualified hereunder as to materiality or Material Adverse Effect, as to which such notification shall be given if the notifying party obtains knowledge that such representation and warranty ceases to be accurate and complete in any respect). Each party hereto shall also promptly inform the other parties hereto in writing if, prior to the consummation of the Closing, it becomes aware of any fact or condition that constitutes, in its reasonable judgment, a breach of any covenant of such party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

         7.8 Cooperation with Respect to Financial Reporting. After the date of this Agreement, Hodzic and AirSpeak shall cooperate with GLGT in connection with the preparation of financial statements and other information as required for GLGT's filings with the SEC under the Exchange Act, including, without limitation, GLGT's Current Report on Form 8-K that is to be filed with the SEC pursuant to the Exchange Act in connection with the Closing.

         7.9 Release of Claims By Hodzic. In consideration of the transactions contemplated hereby, as of the Closing, Hodzic and his representatives, heirs, executors, successors and assigns (the "Waiving Parties"), release, waive and forever discharge, in all capacities, including as stockholders of AirSpeak, from and after the Closing any and all Claims, known or unknown, that the Waiving Parties ever had, now have or may have against AirSpeak and its officers, directors, employees or agents in connection with or arising out of any act or omission of AirSpeak or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing; provided, however, that nothing in this Section 7.9 shall be deemed a waiver by the Waiving Parties of any rights under this Agreement.

         7.10 Post-Closing Filings. As soon as practicable following the Closing, GLGT shall cause the share exchange contemplated hereunder to be memorialized and disclosed by making all filings or recordings required under applicable law. Hodzic hereby covenants and agrees to aid GLGT in preparing and making such filings or recordings.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         8.1 Conditions to Hodzic' and AirSpeak's Obligations to Close. All obligations of Hodzic and AirSpeak to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

                           (a)  All   representations  and  warranties  of  GLGT
contained in this Agreement shall
be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date);

                           (b) Since the date hereof,  there shall not have been
any Material Adverse Effect
with respect to GLGT;

                           (c)  Prior  to or at the  Closing,  GLGT  shall  have
delivered to Hodzic the items to
be delivered pursuant to Section 3.2(b); and
                         --------------

                           (d)  GLGT  shall  have   performed  in  all  material
respects each obligation and
agreement to be performed by it, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing.

         8.2 Conditions to GLGT's Obligations to Close. All obligations of GLGT to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

                           (a) All  representations and warranties of Hodzic and
AirSpeak contained in this
Agreement shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date);

                           (b) Since the date hereof,  there shall not have been
any Material Adverse Effect
with respect to AirSpeak;

                           (c) GLGT shall have received a certificate,  executed
by Hodzic and the President
of AirSpeak, dated as of the Closing Date, to certifying the fulfillment of the conditions set forth in Sections 8.2(a) and 8.2(b) and as to such other matters as may be requested by GLGT.

                           (d) Prior to or at the  Closing,  Hodzic and AirSpeak
shall have delivered to GLGT
the items to be delivered pursuant to Section 3.2(a);
                                      --------------

                           (e) Hodzic and AirSpeak  shall have  performed in all
respects each obligation and
agreement to be performed by them, and shall have complied in all respects with each covenant required by this Agreement to be performed or complied with by them at or prior to the Closing;

                           (f)   AirSpeak   shall  have   provided   to  GLGT  a
certificate of good standing and
certified copies of its charter;

                           (g) GLGT shall have completed to its satisfaction its
business and legal due
diligence investigation of AirSpeak, its property, business and subsidiaries, shall not have discovered any facts, circumstances, liabilities or conditions that, in GLGT's sole discretion, may adversely affect the value or prospects of AirSpeak or that may expose AirSpeak to any liability not heretofore fully disclosed to GLGT;

                           (h)  GLGT  shall  have   received   any   agreements,
instruments, certificates and any
other documentation requested; and

                           (i) AirSpeak shall have prepared historical financial
statements and other
information required to be filed pursuant to the Exchange Act with the SEC by GLGT on its Current Report on Form 8-K in connection with the Closing.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the consummation of the Closing under the following circumstances:

                  (a) by mutual written consent of GLGT and Hodzic;

                  (b) by GLGT or by Hodzic, if the Closing shall not have been consummated on or before the End Date; provided that the right to terminate this Agreement under this Section 9.1 shall not be available to a party if such party's or such party's Affiliate's willful act or willful failure to act has been the cause of or resulted in the failure of the Closing to be consummated on or before the End Date;

                  (c ) by GLGT, if its due diligence investigation indicates that any of the information provided for in the Agreement or in any of the information provided by Hodzic or AirSpeak is inaccurate, incomplete or untrue in any way, or if such due diligence investigation reveals any facts, circumstances, liabilities or conditions that, in GLGT's discretion, may adversely affect the value or prospects of the Shares or AirSpeak or that may expose AirSpeak or GLGT to any liability not heretofore fully disclosed; or

                  (d) by any party, if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby.

         9.2 Termination Procedure. Written notice of any termination ("Termination Notice") pursuant to this Article IX shall be given by the party electing termination of this Agreement ("Terminating Party") to the other parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice.

         9.3 Effect of Termination. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except as provided for in Section 7.2. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder. If it shall be finally judicially determined that termination of this Agreement was caused by an intentional and deliberate breach of this Agreement, then, in addition to other remedies at Law or equity for breach of this Agreement, the party so found to have intentionally and deliberately breached this Agreement shall indemnify and hold harmless the other parties hereto for their respective out-of-pocket costs, including the reasonable fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, as well as reasonable fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documentation.

                                    ARTICLE X
                            INDEMNIFICATION; SURVIVAL

         10.1 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the Closing for three years from the Closing Date.

                                   ARTICLE XI
                                   PUT OPTION

         11.1 Put Option. Hodzic shall have the right and option, in his discretion, to sell to GLGT, and to require GLGT to purchase from him, all or any portion of the Consideration Shares from which all Restrictive Legends are properly removed pursuant to and in accordance with all applicable Laws (including, without limitation, the Securities Act and the Exchange Act) (such shares, hereinafter referred to as the "Put Shares"). For avoidance of doubt, it is expressly agreed that Hodzic shall not have the right to exercise his Put Option hereunder with respect to any of the Consideration Shares that have restrictive legends.

         11.2 Excercise Price. The purchase price of the Put Shares shall be One Dollar (1.00) per Share, payable within seven (7) to ten (10) business days after the Put Closing (hereafter defined).

         11.3 Exercise. In order to exercise the Put Option, Hodzic shall send to GLGT written notice of its intention to exercise its right hereunder, indicating how many of the shares it is selling to GLGT (the "Put Option Exercise Notice"). Upon receipt of the Put Option Exercise Notice, GLGT shall be obligated to purchase all of such shares offered by Hodzic.

         11.4 Closing for the Sale of Put Shares. A closing for the sale of the Put Shares (the "Put Closing") shall be held within ninety (90) days after the Put Option Exercise Notice, unless the parties otherwise agree in writing. At the Put Closing, GLGT shall deliver to Hodzic the Put Promissory Note, and Hodzic shall deliver to GLGT a certificate executed by Hodzic whereby he represents and warrants to GLGT that he is the sole record and beneficial owner of the Shares being sold, free and clear of all Encumbrances, and shall deliver to GLGT the stock certificate(s) representing the shares being sold to GLGT along with a stock power(s) thereto duly endorsed by the Seller in blank.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, reAirSpeak, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  (1) If to GLGT:

                                    Global General Technologies, Inc.
                                    201 South Biscayne Boulevard
                                    28th floor, Miami Center
                                    Miami, Florida 33131
                                    Attn: Shmuel Shneibalg

                                    With a copy to:

                                    David Lubin, Esq.
                                    David Lubin & Associates PLLC
                                    92 Washington Avenue
                                    Cedarhurst, NY 11516

                  (2) If to AirSpeak or Hodzic:

                                    AirSpeak Inc.
                                    20370 Town Center Lane, #240
                                    Cupertino, CA 95015

                                    With a copy to:

                                    =================
                                    -----------------

         Any  party  may  change  the   address  to  which   notices  and  other
communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         12.2 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

         12.3 Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the County of New York, New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

         12.4 Waiver of any and all Rights to a Trial by Jury. All parties to this Agreement unconditionally, irrevocably and expressly waive all rights to trial by jury in any action, proceeding, suit, counterclaim or cross-claim in any matter (whether sounding in tort, contract or otherwise) in any way arising out of or otherwise relating to this Agreement or the transaction or the relationships established hereunder. All parties confirm that the foregoing waiver of a trial by jury is informed and freely made.

         12.5 Entire Agreement. This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties relating to the subject matter hereof, including, without limitation, the Letter of Intent, dated January 4, 2006, among the parties hereto. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

         12.6 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party. Notwithstanding anything contained herein to the contrary, GLGT shall have the right to assign this Agreement to a subsidiary.

         12.7 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by GLGT, AirSpeak, and Hodzic, in the case of a waiver, by the party waiving compliance.

         12.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

         12.9 Execution. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 Brokers. The parties hereto, covenant, represent, and warrant that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker is entitled to receive any brokerage commission, finder's fee, or similar compensation in connection with this Agreement or the transactions contemplated hereby. Each of the parties shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage, or expense, including reasonable attorney's fees, pertaining to any broker, finder, or other person with whom such party has dealt.

         12.11 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         12.12 Independent Representation. Each of the parties hereto further acknowledges and agrees that he or it, as the case may be, has been advised by counsel during the course of negotiations leading up to the execution and delivery of this Agreement and had significant input in the development of this Agreement. This Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

         12.13 Publicity. Neither Hodzic nor AirSpeak shall, and none of them shall permit any Affiliate to, issue any press release or make any other statement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written approval of GLGT. Nothing contained herein shall prevent any Party at any time from furnishing any required information to any governmental agency or authority or from issuing any press release or making any other statement or disclosure with respect to this Agreement or the transactions contemplated hereby (after consulting with the other Parties hereto) if required by Law or any regulatory agency or to comply with the terms of this Agreement.

         12.14 Expenses. Except as otherwise set forth in Section 9.3, the parties shall each bear their own respective expenses incurred in connection with this Agreement and the Closing.

12.15 Escrow Monies. GLGT will deposit $20,000 in an escrow account, within three (3) business days, subject to an Escrow Agreement. It is agreed by both parties that the designated Escrow Agent will be Chris Karic, Robinson & Wood, attorneys-at-law.

12.16 Liabilities. As noted in Section 4.7, AirSpeak will provide a schedule of liabilities. There is approximately $150,000 of past due balances comprised of: $50,000 in Notes Payable, $25,000 in a judgment for past due rent and lost rental income, $54,000 in threatened litigation for unpaid inventory invoices and other miscellaneous payables.







     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.




                                 GLOBAL GENERAL TECHNOLOGIES, INC.

                                 By:      /s/ Shmuel Shneibalg
                                 Name:    Shmuel Shneibalg
                                 Title:   President




                                 /s/ Migdat Hodzic
                                 MIGDAT HODZIC



                                 AIRSPEAK, INC.

                                 By:      /s/ Migdat Hodzic
                                 Name:    Migdat Hodzic
                                 Title:   President

                                    EXHIBIT A

                                 PROMISSORY NOTE


$180,000.00                                                               , 2006
                                                          ----------------

         FOR VALUED RECEIVED, Global General Technologies, Inc., a Nevada corporation ("Payor"), promises to pay to Migdat Hodzic at
______________________________________  ("Payee"),  or at such  other  place  as
Payee may from time to time designate in writing, the principal sum of One Hundred Eighty Thousand and 00/100 ($180,000.00) Dollars. No interest shall accrue on the unpaid principal balance due under this promissory note (the "Note"). The principal shall be paid in twelve (12) equal and consecutive monthly installments of Fifteen Thousand and 00/100 ($15,000.00) Dollars, commencing on the first business day of the second month following the date of this Note and continuing on the same day of each subsequent month to and including ____________, 2007, when the entire unpaid principal balance and all accrued but unpaid interest shall be due and payable in full.

         Any of the following events shall constitute an event of default under this Note:

                  (i) Failure of Payor to make any payment required hereunder and such failure continues for fifteen (15) business days after Payor receives written notice from Payee of such failure;

                  (ii) Payor shall make an assignment for the benefit of creditors, or appoint a committee of any creditors or a liquidating agent; or

                  (iii) Filing against Payor of any proceeding in bankruptcy or any proceeding, suit, or action (at law, in equity or under any provisions of the Bankruptcy Act or amendments thereto) for reorganization, composition with creditors, arrangement, receivership, liquidation, dissolution, or similar relief, which is not discontinued within sixty (60) days from the date of filing.

         This Note may be prepaid by Payor, in whole or in part, at any time without penalty or premium.

         Payor hereby waives presentment, demand for payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and authorizes Payee, without notice or further consent, to grant extensions of time in the payment of any monies under this Note, and to waive compliance of any provision of this Note.

         This Note shall be construed, performed, and enforced in accordance with the laws of the State of New York.

         This Note shall be binding upon and inure to the benefit of Payor and Payee and their permitted successors and assigns.

         This Note shall be subject to a right of offset by the Payor for any amounts or obligations owed by Payee to Payor.

         IN WITNESS WHEREOF, Payor has executed this Promissory Note the day and year first above written.

                           GLOBAL GENERAL TECHNOLOGIES, INC.

                           By:_________________________________
                           Name: Shmuel Shneibalg
                           Title:   President